NOVELOS THERAPEUTICS, INC. (A
DEVELOPMENT STAGE COMPANY)

Financial Statements as of and for the
Years Ended December 31, 2004, 2003 and
2002 and Cumulative Since Inception (June 21,
1996) and Independent Auditors' Report

NOVELOS THERAPEUTICS, INC.
(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                        PAGE

INDEPENDENT AUDITORS' REPORT                                            F-1

FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED
DECEMBER 31, 2004, 2003 and 2002 and Cumulative Since
Inception (June 21, 1996) Through December 31, 2004:

   Balance Sheets                                                       F-2

   Statements of Operations                                             F-3

   Statements of Stockholders' Deficiency                             F-4-F-5

   Statements of Cash Flows                                           F-6-F-7

   Notes to Financial Statements                                     F-8-F-18

INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors
Novelos Therapeutics, Inc.
Newton, Massachusetts

We have audited the accompanying balance sheets of Novelos Therapeutics, Inc. (a development stage company) as of December 31, 2004, 2003 and 2002, and the related statements of operations, stockholders' deficiency and cash flows for the years then ended and for the period January 1, 2002 to December 31, 2004.
These financial statements are the responsibility of the Company's management.
Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of Novelos Therapeutics, Inc. as of
December 31, 2001 and for the period June 21, 1996 (date of inception) to
December 31, 2001, were audited by other auditors whose report dated March 15,
2002, expressed an unqualified opinion on those statements.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Novelos Therapeutics, Inc. (a development stage company) as of December 31, 2004, 2003 and 2002 and the results of its operations, changes in stockholders' deficiency and its cash flows for the three years then ended and for the period June 21, 1996
(inception) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern. The Company is a development stage enterprise engaged in developing and testing proprietary immuno-modulating and cytoprotective drugs to treat cancer in combination with chemotherapy and infectious diseases. As discussed in Note 1 to the financial statements, the stockholders' deficiency and the deficiency in working capital at December 31,
2004 raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note
1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ STOWE & DEGON

Worcester, Massachusetts
February 9, 2005

                                      F-1

NOVELOS THERAPEUTICS, INC.
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS
DECEMBER 31, 2004, 2003 AND 2002
--------------------------------------------------------------------------------


                                                                  2004           2003              2002

ASSETS
CURRENT ASSETS:
    Cash and equivalents                                      $     10,356    $    183,365    $      5,228
    Accounts receivable                                             12,584          12,684          23,500
    Prepaid expenses and other current assets                       79,631           4,412           2,754
                                                              ------------    ------------    ------------

            Total current assets                                   102,571         200,461          31,482

FIXED ASSETS, net                                                     --             2,538          14,662

INVESTMENT IN PHYTERA                                                 --              --              --

DEPOSITS                                                             6,000           6,000          18,169
                                                              ------------    ------------    ------------

TOTAL ASSETS                                                  $    108,571    $    208,999    $     64,313
                                                              ============    ============    ============

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
    Accounts payable and accrued liabilities                  $  2,026,171    $  1,711,977    $  1,804,319
    Accrued interest                                               397,612         223,092         163,407
    Notes payable to stockholders                                2,017,931       1,798,931         948,931
    Current portion of long-term debt                                1,840           2,832           2,470
                                                              ------------    ------------    ------------

            Total current liabilities                            4,443,554       3,736,832       2,919,127

DEPOSIT ON CONVERTIBLE PREFERRED STOCK, SERIES B                     1,142           1,142            --

DEFERRED REVENUE                                                    12,584          12,684         258,618

DEFERRED RENT                                                          250            --            38,061

LONG-TERM DEBT                                                        --             1,840           4,671
                                                              ------------    ------------    ------------

            Total liabilities                                    4,457,530       3,752,498       3,220,477
                                                              ------------    ------------    ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY:
    Convertible preferred stock, Series A                             --         4,078,764       3,960,602
    Convertible preferred stock, Series B                             --         3,687,905       3,382,986
    Common stock                                                        44             200             200
    Additional paid-in capital                                   7,998,110          82,696          74,891
    Notes receivable, convertible preferred stock, Series A           --              --          (160,000)
    Deficit accumulated during development stage               (12,345,157)    (11,393,064)    (10,414,843)
    Treasury stock (195,672 shares), at cost                        (1,956)           --              --
                                                              ------------    ------------    ------------

            Total stockholders' deficiency                      (4,348,959)     (3,543,499)     (3,156,164)
                                                              ------------    ------------    ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                $    108,571    $    208,999    $     64,313
                                                              ============    ============    ============


See notes to financial statements

                                      F-2

NOVELOS THERAPEUTICS, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002
AND CUMULATIVE SINCE INCEPTION (JUNE 21, 1996) TO DECEMBER 31, 2004
-------------------------------------------------------------------------------


                                                                                                       CUMULATIVE
                                                                                                         SINCE
                                                                                                       INCEPTION
                                                                                                           TO
                                                                 YEAR ENDED DECEMBER 31,               DECEMBER 31,
                                                            2004              2003           2002           2004

REVENUES:
    Sales of samples                                    $      4,962    $     10,816    $     43,694    $     64,472
    Revenue earned under licensing agreements                   --             9,921          60,925         157,155
                                                        ------------    ------------    ------------    ------------
         Total revenue                                         4,962          20,737         104,619         221,627
                                                        ------------    ------------    ------------    ------------
COSTS AND EXPENSES:
    Research and development (1)                             261,768         207,913         472,016       3,901,031
    General and administrative (2)                           368,413         452,446         710,070       4,723,407
                                                        ------------    ------------    ------------    ------------
         Total costs and expenses                            630,181         660,359       1,182,086       8,624,438
                                                        ------------    ------------    ------------    ------------
OTHER INCOME (EXPENSE):
    Consulting revenue                                        13,374          26,000          40,000          99,374
    Interest income                                               95             231              36          27,271
    Interest expense                                        (208,741)        (75,176)        (53,237)       (593,356)
    HCA Deferred revenue                                        --           225,198            --           225,198
    Miscellaneous                                              5,206          30,729            --            35,935
    Loss on cancellation of Phytera license agreement           --              --        (1,133,353)     (1,133,353)
    Loss on investment in Phytera                               --              --           (82,500)     (1,000,000)
                                                        ------------    ------------    ------------    ------------
         Total other expense                                (190,066)        206,982      (1,229,054)     (2,338,931)
                                                        ------------    ------------    ------------    ------------

LOSS BEFORE EXTRAORDINARY LOSS                              (815,285)       (432,640)     (2,306,521)    (10,741,742)

EXTRAORDINARY LOSS                                              --              --              --          (134,200)
                                                        ------------    ------------    ------------    ------------

NET LOSS                                                    (815,285)       (432,640)     (2,306,521)    (10,875,942)

ACCRETION ON CONVERTIBLE PREFERRED
    STOCK, SERIES A                                          (69,541)       (278,162)       (278,162)     (1,010,416)

ACCRETION ON CONVERTIBLE PREFERRED
    STOCK SERIES B                                           (67,267)       (267,419)       (112,327)       (483,369)
                                                        ------------    ------------    ------------    ------------

NET LOSS ATTRIBUTABLE TO COMMON
    STOCKHOLDERS                                        $   (952,093)   $   (978,221)   $ (2,697,010)   $(12,369,727)
                                                        ============    ============    ============    ============



(1)      Includes noncash compensation of $0, $289, $834 and $26,411 for the years ended December 31, 2004, 2003 and 2002 and cumulative since inception (June 21, 1996), respectively

(2)      Includes noncash compensation of $7,868, $7,516, $4,282 and $87,571 for the years ended December 31, 2004, 2003 and 2002 and cumulative since inception (June 21, 1996), respectively

See notes to financial statements

                                      F-3

NOVELOS THERAPEUTICS, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF STOCKHOLDERS' DEFICIENCY
YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002
AND CUMULATIVE SINCE INCEPTION (JUNE 21, 1996) TO DECEMBER 31, 2004
--------------------------------------------------------------------------------


                                                                              CONVERTIBLE PREFERRED   CONVERTIBLE PREFERRED
                                                      COMMON STOCK              STOCK, SERIES A          STOCK, SERIES B
                                                   SHARES         AMOUNT      SHARES        AMOUNT       SHARES    AMOUNT

INCEPTION (JUNE 21, 1996)                                 -     $       -          -             $ -         -         $ -

  Issuances of common stock                          10,000           100          -               -         -           -
  Stock dividend                                     10,000           100          -               -
  Net loss                                                -             -          -               -         -           -
                                                     ------         -----      -----     -----------       ---   ---------
BALANCE, DECEMBER 31, 1996                           20,000           200          -               -         -           -

  Net loss                                                -             -          -               -         -           -
                                                     ------         -----      -----     -----------       ---   ---------

BALANCE, DECEMBER 31, 1997                           20,000           200          -               -         -           -
  Recapitalization                                     (240)           (2)         -               -         -           -
  Issuances of common stock for obligation payment      240             2          -               -         -           -
  Award of shares by principal stockholders
    to third parties for services                         -             -          -               -         -           -
  Net loss                                                -             -          -               -         -           -
                                                     ------         -----      -----     -----------       ---   ---------

BALANCE, DECEMBER 31, 1998                           20,000           200          -               -         -           -

  Net loss                                                -             -          -               -         -           -
                                                     ------         -----      -----     -----------       ---   ---------

BALANCE, DECEMBER 31, 1999                           20,000           200          -               -         -           -

  Issuances of convertible preferred stock, net of
    issuance costs of $57,619                             -             -      2,783       3,297,889         -           -
  Note receivable                                         -             -          -               -         -           -
  Accretion on Series A                                   -             -          -         106,389         -           -
  Stock-based compensation                                -             -          -               -         -           -
  Net loss                                                -             -          -               -         -           -
                                                     ------         -----      -----     -----------       ---   ---------
BALANCE, DECEMBER 31, 2000                           20,000           200      2,783       3,404,278         -           -

  Issuances of convertible preferred stock, net of
    issuance costs of $26,681                             -             -          -               -       578     840,319
  Note receivable                                         -             -          -               -         -           -
  Accretion on Series A                                   -             -          -         278,162         -           -
  Accretion on Series B                                   -             -          -               -         -      36,356
  Stock-based compensation                                -             -          -               -         -           -
  Net loss                                                -             -          -               -         -           -
                                                     ------         -----      -----     -----------       ---   ---------
BALANCE, DECEMBER 31, 2001                           20,000         $ 200      2,783     $ 3,682,440       578   $ 876,675
                                                     ------         -----      -----     -----------       ---   ---------




                                                                                       DEFICIT
                                                                                     ACCUMULATED
                                                                    ADDITIONAL          DURING                           TOTAL
                                                     NOTES            PAID-IN         DEVELOPMENT      TREASURY        STOCKHOLDERS'
                                                   RECEIVABLE         CAPITAL            STAGE           STOCK          DEFICIENCY

INCEPTION (JUNE 21, 1996)                                  $ -             $ -                 $ -          $ -                 $ -

  Issuances of common stock                                  -               -                   -            -                 100
  Stock dividend                                                                                                                100
  Net loss                                                   -               -             (47,673)           -             (47,673)
                                                    ----------        --------        ------------          --         ------------

BALANCE, DECEMBER 31, 1996                                   -               -             (47,673)           -             (47,473)

  Net loss                                                   -               -            (279,905)           -            (279,905)
                                                    ----------        --------        ------------          --         ------------

BALANCE, DECEMBER 31, 1997                                   -               -            (327,578)           -            (327,378)

  Recapitalization                                           -               -                   -            -                  (2)
  Issuances of common stock for obligation payment           -           1,198                   -            -               1,200
  Award of shares by principal stockholders
    to third parties for services                            -          22,754                   -            -              22,754
  Net loss                                                   -               -            (975,126)           -            (975,126)
                                                    ----------        --------        ------------          --         ------------

BALANCE, DECEMBER 31, 1998                                   -          23,952          (1,302,704)           -          (1,278,552)

  Net loss                                                   -               -          (1,668,291)           -          (1,668,291)
                                                    ----------        --------        ------------          --         ------------

BALANCE, DECEMBER 31, 1999                                   -          23,952          (2,970,995)           -          (2,946,843)

  Issuances of convertible preferred stock, net of
    issuance costs of $57,619                                -               -                   -            -           3,297,889
  Note receivable                                     (274,000)              -                   -            -            (274,000)
  Accretion on Series A                                      -         (24,570)            (81,819)           -                   -
  Stock-based compensation                                   -             618                   -            -                 618
  Net loss                                                   -               -          (2,029,261)           -          (2,029,261)
                                                    ----------        --------        ------------          --         ------------

BALANCE, DECEMBER 31, 2000                            (274,000)              -          (5,082,075)           -          (1,951,597)

  Issuances of convertible preferred stock, net of
    issuance costs of $26,681                                -               -                   -            -             840,319
  Note receivable                                      114,000               -                   -            -             114,000
  Accretion on Series A                                      -               -            (278,162)           -                   -
  Accretion on Series B                                      -               -             (36,356)           -                   -
  Stock-based compensation                                   -          69,775                   -            -              69,775
  Net loss                                                   -               -          (2,321,240)           -          (2,321,240)
                                                    ----------        --------        ------------          --         ------------

BALANCE, DECEMBER 31, 2001                          $ (160,000)       $ 69,775        $ (7,717,833)         $ -        $ (3,248,743)
                                                    ==========        ========        ============          ==         ============


                                      F-4

NOVELOS THERAPEUTICS, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF STOCKHOLDERS' DEFICIENCY (CONTINUED)
YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002
AND CUMULATIVE SINCE INCEPTION (JUNE 21, 1996) TO DECEMBER 31, 2004
-------------------------------------------------------------------------------


                                                                             CONVERTIBLE PREFERRED       CONVERTIBLE PREFERRED
                                                         COMMON STOCK          STOCK, SERIES A              STOCK, SERIES B
                                                        SHARES     AMOUNT      SHARES    AMOUNT       SHARES          AMOUNT

BALANCE, DECEMBER 31, 2001                               20,000     $ 200      2,783  $ 3,682,440        578        $ 876,675

Issuances of convertible preferred stock, net of
  issuance costs of  $3,016                                   -         -          -            -      1,598        2,393,984
  Accretion on Series A                                       -         -          -      278,162          -                -
  Accretion on Series B                                       -         -          -            -          -          112,327
Stock based compensation                                      -         -          -            -          -                -
Net loss                                                      -         -          -            -          -                -
                                                      ---------      ----     ------    ---------    --------      ------------

BALANCE DECEMBER 31, 2002                                20,000       200      2,783    3,960,602      2,176        3,382,986

Issuances of convertible preferred stock, net of
  issuance costs of  $-0-                                     -         -          -            -         25           37,500
  Write off of notes receivable                               -         -          -     (160,000)         -                -
  Accretion on Series A                                       -         -          -      278,162          -                -
  Accretion on Series B                                       -         -          -            -          -          267,419
Stock based compensation                                      -         -          -            -          -                -
Net loss                                                      -         -          -            -          -                -
                                                      ---------      ----     ------    ---------    --------      ------------

BALANCE DECEMBER 31, 2003                                20,000       200      2,783    4,078,764      2,201        3,687,905

Recapitalization                                      4,014,782      (160)    (2,783)  (4,148,305)    (2,201)      (3,755,172)
  Accretion on Series A                                       -         -          -       69,541          -                -
  Accretion on Series B                                       -         -          -            -          -           67,267
Shares issued in consideration of
  cancellation of escrow agreement                      391,344         4          -            -          -                -
Stock based compensation                                      -         -          -            -          -                -
Treasury stock acquired (195,672 shares)                      -         -          -            -          -                -
Net loss                                                      -         -          -            -          -                -
                                                      ---------      ----     ------    ---------    --------      ------------
BALANCE DECEMBER 31, 2004                             4,426,126      $ 44          -          $ -          -              $ -
                                                      ---------      ----     ------    ---------    --------      ------------
See notes to financial statements





                                                                                          DEFICIT
                                                                                        ACCUMULATED
                                                                     ADDITIONAL            DURING                      TOTAL
                                                         NOTES         PAID-IN           DEVELOPMENT     TREASURY    STOCKHOLDERS'
                                                      RECEIVABLE        CAPITAL              STAGE         STOCK       DEFICIENCY

BALANCE, DECEMBER 31, 2001                             $ (160,000)      $ 69,775         $ (7,717,833)         $ -    $ (3,248,743)
Issuances of convertible preferred stock, net of
  issuance costs of  $3,016                                     -              -                    -            -       2,393,984
  Accretion on Series A                                         -              -             (278,162)           -               -
  Accretion on Series B                                         -              -             (112,327)           -               -
Stock based compensation                                        -          5,116                    -            -           5,116
Net loss                                                        -              -           (2,306,521)           -      (2,306,521)
                                                       ----------       --------         ------------          --     ------------

BALANCE DECEMBER 31, 2002                                (160,000)        74,891          (10,414,843)           -      (3,156,164)

Issuances of convertible preferred stock, net of
  issuance costs of  $-0-                                       -              -                    -            -          37,500
  Write off of notes receivable                           160,000              -                    -            -               -
  Accretion on Series A                                         -              -             (278,162)           -               -
  Accretion on Series B                                         -              -             (267,419)           -               -
Stock based compensation                                        -          7,805                    -            -           7,805
Net loss                                                        -              -             (432,640)           -        (432,640)
                                                       ----------       --------         ------------          --     ------------

BALANCE DECEMBER 31, 2003                                       -         82,696          (11,393,064)           -      (3,543,499)

Recapitalization                                                -      7,903,637                    -            -               -
  Accretion on Series A                                         -              -              (69,541)           -               -
  Accretion on Series B                                         -              -              (67,267)           -               -
Shares issued in consideration of
  cancellation of escrow agreement                              -          3,909                    -            -           3,913
Stock based compensation                                        -          7,868                    -            -           7,868
Treasury stock acquired (195,672 shares)                        -              -                    -       (1,956)         (1,956)
Net loss                                                        -              -             (815,285)           -        (815,285)
                                                       ----------       --------         ------------          --     ------------

BALANCE DECEMBER 31, 2004                                     $ -    $ 7,998,110        $ (12,345,157)    $ (1,956)   $ (4,348,959)
                                                       ----------       --------         ------------          --     ------------

See notes to financial statements


                                      F-5

NOVELOS THERAPEUTICS, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002
AND CUMULATIVE SINCE INCEPTION (JUNE 21, 1996) TO DECEMBER 31, 2004
-------------------------------------------------------------------------------


                                                                                                                      CUMULATIVE
                                                                                                                        SINCE
                                                                                                                      INCEPTION
                                                                                                                    (JUNE 21, 1996)
                                                                                                                            TO
                                                                                 YEAR ENDED DECEMBER 31,               DECEMBER 31,
                                                                           2004          2003           2002               2004

Net loss                                                                $ (815,285)   $ (432,640)   $ (2,306,521)     $ (10,875,942)
Adjustments to reconcile net loss to cash
    used for operating activities:
    Depreciation and amortization                                            2,538         6,037           8,197             33,814
    Amortization of debt discount                                                -             -               -             55,146
    Stock-based compensation                                                 7,868         7,805           5,116            113,982
    Gain on disposal of leasehold improvements                                   -       (27,029)              -            (27,029)
    Loss on cancellation of license agreement                                    -             -       1,133,353          1,133,353
    Loss on investment in Phytera                                                -             -          82,500          1,000,000
    Extraordinary loss on equity issued                                          -             -               -            134,200
    Noncash compensation and consulting expense                                  -             -               -            827,731
    Increase (decrease) in cash from:
     Accounts receivable                                                       100        10,816         (23,500)           (12,584)
     Prepaid expenses and other current assets                             (75,219)       (1,658)         11,231            (79,631)
     Deposits                                                                    -        12,169               -             (6,000)
     Accounts payable and accrued expenses                                 314,194       (92,342)        444,868          2,330,435
     Accrued interest                                                      174,520        59,685          52,089            397,612
     Deferred revenue                                                         (100)     (245,934)        (37,426)          (119,769)
     Deferred rent                                                             250        (4,945)          7,255             33,366
                                                                           -------         -----          ------
        Cash used for operating activities                                (391,134)     (708,036)       (622,838)        (5,061,316)
                                                                           -------         -----          ------

Purchase of fixed assets                                                         -             -               -            (26,840)
Proceeds from issuance of common stock                                           -             -               -                200
Proceeds from issuance of convertible preferred stock, Series A, net             -             -               -            782,631
Proceeds from issuance of convertible preferred stock, Series B, net             -        37,500         380,984          1,061,642
Proceeds from deposit on convertible preferred stock, Series B                   -         1,142          12,000            210,303
Payments of long-term debt                                                  (2,832)       (2,469)         (2,153)           (11,221)
Proceeds from issuance of promissory notes                                 219,000       900,000         150,000          3,303,000
Payment of promissory notes                                                      -       (50,000)              -           (250,000)
                                                                           -------         -----          ------
        Cash provided by financing activities                              216,168       886,173         540,831          5,096,555
                                                                           -------         -----          ------
(DECREASE) INCREASE IN CASH AND EQUIVALENTS                               (174,966)      178,137         (82,007)             8,399

CASH AND EQUIVALENTS, BEGINNING OF YEAR                                    183,365         5,228          87,235                  -
                                                                           -------         -----          ------
CASH AND EQUIVALENTS, END OF YEAR                                          $ 8,399     $ 183,365         $ 5,228            $ 8,399
                                                                           =======     =========         =======            =======


                                      F-6

NOVELOS THERAPEUTICS, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002
AND CUMULATIVE SINCE INCEPTION (JUNE 21, 1996) TO DECEMBER 31, 2004
--------------------------------------------------------------------------------


                                                                                                                CUMULATIVE
                                                                                                                   SINCE
                                                                                                                 INCEPTION
                                                                                                              (JUNE 21, 1996)
                                                                                                                   TO
                                                                               YEAR ENDED DECEMBER 31,         DECEMBER 31,
                                                                              2004        2003       2002           2004

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
   Cash paid during the year for:
     Interest                                                             $   33,750   $   12,000   $     --     $   45,750
                                                                          ==========   ==========   ==========   ==========

SUPPLEMENTAL DISCLOSURES OF NON-CASH ACTIVITIES
   Common stock issued for services                                       $     --     $     --     $     --     $   52,800
                                                                          ==========   ==========   ==========   ==========

   Promissory note issued in exchange for accounts payable                $     --     $     --     $     --     $  181,854
                                                                          ==========   ==========   ==========   ==========

   Equipment acquired under capital lease                                 $     --     $     --     $     --     $   13,061
                                                                          ==========   ==========   ==========   ==========

   Redeemable convertible preferred stock, Series A, issued in exchange
     for notes payable and accrued interest                               $     --     $     --     $     --     $2,097,548
                                                                          ==========   ==========   ==========   ==========

   Redeemable convertible preferred stock, Series A, issued in exchange
     for accrued compensation and accrued consulting                      $     --     $     --     $     --     $  126,000
                                                                          ==========   ==========   ==========   ==========

   Redeemable convertible preferred stock, Series A, issued in exchange
     for accounts payable                                                 $     --     $     --     $     --     $   17,710
                                                                          ==========   ==========   ==========   ==========

   Redeemable convertible preferred stock, Series B, issued in exchange
     for deposit on series B                                              $     --     $     --     $     --     $  197,161
                                                                          ==========   ==========   ==========   ==========

   Notes payable issued in exchange for accrued compensation              $     --     $     --     $     --     $  678,931
                                                                          ==========   ==========   ==========   ==========
   Notes receivable issued for convertible preferred stock, Series A      $     --     $     --     $     --     $  274,000
                                                                          ==========   ==========   ==========   ==========

   Offset of notes payable against notes receivable                       $     --     $     --     $     --     $  114,000
                                                                          ==========   ==========   ==========   ==========

   Deferred revenue from receipt of Phytera preferred stock               $     --     $     --     $     --     $1,000,000
                                                                          ==========   ==========   ==========   ==========

   Deferred revenue reversed upon cancellation of license agreement       $     --     $     --     $  867,467   $  867,467
                                                                          ==========   ==========   ==========   ==========

   Redeemable convertible preferred stock, Series B, issued in exchange
     for cancellation of license agreement                                $     --     $     --     $2,001,000   $2,001,000
                                                                          ==========   ==========   ==========   ==========

   Deferred rent reversed upon early termination of lease                 $     --     $   33,116   $     --     $   33,116
                                                                          ==========   ==========   ==========   ==========


See notes to financial statements

                                      F-7

NOVELOS THERAPEUTICS, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2004, 2003 AND 2002
--------------------------------------------------------------------------------

1.    NATURE OF BUSINESS

      Novelos Therapeutics, Inc. (the "Company") was incorporated on June 21,
      1996 (inception) as AVAM International, Inc. ("AVAM"). On October 6, 1998,
      Novelos Therapeutics, Inc., a newly incorporated entity, merged into AVAM, and the name of AVAM was changed to Novelos Therapeutics, Inc.
      Simultaneously, the Company executed a reverse stock split of .9880-to-1.
      The Company has exclusive intellectual property and marketing rights to a drug development platform technology, worldwide, excluding Russia and the
      Commonwealth of Independent States. It has obtained ownership rights of all patents on the technology that have been granted in the Company's territory. The Company focuses on therapeutics for the treatment of various cancers and infectious diseases. Activities to date have consisted primarily of research and development. Accordingly, the Company is reported as a development-stage enterprise.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF ACCOUNTING - The accompanying financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, at December 31, 2004, the
      Company had a stockholders' deficiency of $4,348,959 and its current liabilities exceeded its current assets by $4,340,983. These factors give rise to substantial doubt about the Company's ability to continue as a going concern.

      The Company is subject to a number of risks similar to those of other companies in an early stage of development. Principal among these risks are dependence on key individuals, competition from substitute products and larger companies, the successful development and marketing of its products, and the need to obtain additional financing necessary to fund future operations.

      The Company's continuation as a going concern is dependent upon its ability to continue business development, obtain United States Food and
      Drug Administration approval to market its products, create sales, meet its obligations, raise additional capital financing and, ultimately, attain profitable operations. Management is continuing its efforts to obtain additional funds so that the Company can meet its obligations and sustain operations through private placement offerings, potential collaborative agreements, bank financing, and operations.

      USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of
      America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      RECLASSIFICATIONS - Certain reclassifications have been made to the 2002 and 2003 amounts to conform to the 2004 presentation.

                                       F-8

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      CASH EQUIVALENTS - The Company considers all short-term investments purchased with original maturities of three months or less to be cash equivalents.

      PROPERTY AND EQUIPMENT - Property and equipment are stated at cost.
      Depreciation on property and equipment is provided using the straight-line method over the estimated useful lives of the assets, which range from three to five years. Leasehold improvements are depreciated over the lesser of the estimated useful lives of the assets or the remaining lease term.

      INVESTMENT IN PHYTERA - At December 31, 2004, the Company held 330,033 shares of Phytera, Inc. ("Phytera") Series F preferred stock. This investment initially was recorded at its estimated fair market value upon receipt, in the amount of $1,000,000 ($3.03 per share) (see Note 7). As there is no ready market for this security at this time, the Company has considered other pertinent information, including recent transactions, operating results, and financial condition to determine if an impairment exists. The Company determined that the fair market value of the investment was $82,500 ($0.25 per share) at December 31, 2001. The impairment of the fair market value of the investment was considered other than temporary and, accordingly, the Company wrote down the investment to reflect the estimated fair market value at December 31, 2001 and recorded a loss on the investment of $917,500 at that time. During 2002 the Company determined the fair market value of the investment was $0 and that the further impairment was less than temporary. As a result the Company recorded a loss on investment of $82,500 during 2002.

      REVENUE RECOGNITION - Revenue from sales of samples is recognized when persuasive evidence of an arrangement exists, the price is fixed and determinable, delivery has occurred, and there is reasonable assurance of collection.

      Research under collaborative research and development agreements will be recognized as research is performed under the terms of the agreements, when there is an obligation to pay, and when no future performance obligations exist. Consideration received in advance, whether cash, equity securities or other instruments, is initially recorded as deferred revenue and recognized when earned. Revenue earned upon the attainment of research or product development milestones will be recognized over the terms of the related agreements, once all contingencies are eliminated, after taking into consideration the cost to date and the estimated total cost of the research activities.

      Revenue earned under licensing agreements consisted of two nonrefundable, up-front license fees related to a marketing and development agreement and the collaboration agreement with Phytera. The license fees had been deferred and were being amortized into revenue over 21 years for the marketing and development agreement and 17 years for the license agreement with Phytera, which represented the estimated lives of the related agreements. The marketing and development agreement was terminated in
      November 2003 by the other party to the agreement. As of the termination date neither party had any further obligations under the agreement.
      Therefore, effective on the termination date the company recognized the unamortized portion of deferred revenue related to this agreement, as other income.

      In November of 2002 Novelos and Phytera agreed to terminate their license agreement. The Company agreed to pay Phytera $2,001,000 through the issuance of Novelos Series B preferred stock. On the termination date
      Novelos had on its balance sheet unamortized deferred revenue in the amount of $867,647. As a result of the termination Novelos recorded a loss of $2,001,000 less the unamortized deferred income of $867,647 in other expense during 2002.

      RESEARCH AND DEVELOPMENT - Research and development costs are expensed as incurred.
                                       F-9

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      INCOME TAXES - The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109,
      "Accounting for Income Taxes." SFAS No. 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The provision for income taxes in the statements of operations is the actual computed tax obligation or receivable for the period, plus or minus the change during the period in deferred income tax assets and liabilities.

      STOCK-BASED COMPENSATION - The Company accounts for stock option awards granted to officers, directors, and employees (collectively, employees)
      under the recognition and measurement principles of Accounting Principles
      Board Opinion No. 25, Accounting for Stock Issued to Employees, (APB 25).
      For the years ended December 31, 2004, 2003 and 2002 stock-based employee compensation cost of $0, $289 and $834, respectively, is reflected in net loss for all options granted to employees under the plan which have been granted at exercise prices below the fair value of the underlying stock.
      For those options granted at exercise prices equal to or greater than the fair market value of the underlying stock on the date of the grant, the
      Company applies the disclosure only provision of Statement of Financial
      Accounting Standards (SFAS) No. 123, Accounting for Stock-based
      Compensation (SFAS 123), and SFAS No. 148, Accounting for Stock-based
      Compensation - Transition and Disclosure (SFAS 148). The following table illustrates the effect on net income and earnings per share if the company had applied the fair value recognition provisions of FASB Statement No.
      123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

                                                    Year ended December 31,
                                                    -----------------------
                                               2004         2003       2002
                                               ----         ----       ----

Net loss as reported                        $  813,328   $  432,640   $2,306,521
Deduct:  Total stock-based employee
  compensation expense determined under
  fair value based method for all awards,
  net of related tax effects                     3,200        3,300        2,000
                                            ----------   ----------   ----------

Proforma net loss                           $  810,128   $  429,340   $2,304,521
                                            ==========   ==========   ==========

      Stock or other equity-based compensation for non-employees must be accounted for under the fair-value method as required by SFAS No. 123 and
      Emerging Issues Task Force ("EITF") No. 96-18, "Accounting for Equity
      Instruments That Are Issued to Other Than Employees for Acquiring, or in
      Conjunction With Selling, Goods or Services." Under this method, the equity-based instrument is valued at either the fair value of the consideration received or the equity instrument issued on the date of vesting. The resulting compensation cost is recognized and charged to operations over the service period. The measurement date is generally the issuance date for employees and the vesting date for consultants. The resulting non-cash expense is being recorded in the statements of operations over the vesting period of the stock option

      As described in Note 3, the preferred shares issued in exchange for notes receivable are accounted for under variable accounting in accordance with
      APB Opinion No. 25. Total non-cash compensation expense charged to operations was $67,905 in 2001 and cumulative since inception (June 21,
      1996).

                                      F-10

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      COMPREHENSIVE INCOME (LOSS) - The Company had no components of comprehensive income other than net loss in all of the periods presented.

      CONCENTRATION OF CREDIT RISK - The Company maintains deposits in financial institutions, which occasionally exceed federally insured limits. Senior management continually reviews the financial stability of this institution.

      IMPAIRMENT OF LONG-LIVED ASSETS - At each balance sheet date, the Company assesses whether there has been an impairment in the value of long-lived assets by determining whether projected undiscounted cash flows generated by the applicable asset exceed its net book value as of the assessment date. As described in "Investment in Phytera," in 2002 the Company adjusted the carrying value of that investment. There were no other impairments of the Company's assets at the end of each period presented.

      RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENT - In February 2003, the
      Financial Accounting Standards Board (FASB) issued Statement of Financial
      Accounting Standards (SFAS) No. 150 "Accounting for Certain Financial
      Instruments with Characteristics of both Liabilities and Equity." SFAS No.
      150 requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) beginning May
      31, 2003. The Company adopted this statement, as required, and such adoption had no effect on the Company's financial position or results of operations.

      In July 2001, the FASB issued SFAS No. 141, "Business Combinations," and
      SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141
      requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 and that the use of the pooling-of-interest method is no longer allowed. The Company adopted this statement, as required, and such adoption had no effect on the Company's financial position or results of operations. SFAS No. 142 requires that upon adoption, amortization of goodwill will cease and instead, the carrying value of goodwill will be evaluated for impairment on an annual basis. Identifiable intangible assets will continue to be amortized over their useful lives and reviewed for impairment. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. On January 1, 2002, the Company adopted this statement, as required, and such adoption had no effect on the Company's financial position or results of operations.

      In August 2001, the FASB issued SFAS No. 144, "Accounting for the
      Impairment or Disposal of Long-Lived Assets." This statement supersedes
      SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for
      Long-Lived Assets to Be Disposed Of," in its entirety, and APB Opinion No.
      30, "Reporting the Results of Operations - Reporting the Effects of
      Disposal of a Segment of a Business and Extraordinary, Unusual and
      Infrequently Occurring Events and Transactions," only for segments to be disposed of. SFAS No. 144 establishes a single accounting model, based on the framework established in SFAS No. 121, for long-lived assets to be disposed of by sale, and resolves implementation issues related to SFAS
      No. 121. SFAS No. 144 is effective for fiscal years beginning after
      December 15, 2001 and interim periods within those fiscal years. On
      January 1, 2002, the Company adopted this statement, and such adoption had no effect on the Company's financial position or results of operations.

                                      F-11

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      NEW ACCOUNTING PRONOUNCEMENTS - In December 2004, the Financial Accounting
      Standards Board (FASB) issued Statement of Financial Accounting Standards
      No.123 (revised 2004), "Share-Based Payment" (SFAS 123R) which will be effective for the year ending December 31, 2006. SFAS 123R will result in the recognition of substantial compensation expense relating to our employee stock option plans. The Company currently uses the intrinsic value method to measure compensation expense for stock-based awards to its employees. Under this standard, the Company generally does not recognize any compensation related to stock option grants the Company issues under its stock option plans. Under the new rules, the Company will be required to adopt a fair-value-based method for measuring the compensation expense related to employee stock awards; this will lead to additional compensation expense and therefore will have a adverse effect on the
      Company's reported results of operations. The paragraph entitled Stock
      Based Compensation above provides the pro forma net income and earnings per share as if the Company had used a fair-value-based method similar to the methods required under SFAS 123R to measure the compensation expense for employee stock awards during fiscal 2004, 2003 and 2002.

3.    FIXED ASSETS

      Fixed assets consisted of the following at December 31:

                                                  2004        2003       2002
                                                  ----        ----       ----
Office equipment                                $ 26,364    $ 26,364   $ 26,364
Leashold improvements                               --          --       13,515
                                                --------    --------   --------

Total fixed assets                                26,364      26,364     39,879

Less accumulated depreciation and amortization   (26,364)    (23,826)   (25,217)
                                                --------    --------   --------
Fixed assets, net                               $   --      $  2,538   $ 14,662
                                                ========    ========   ========

      Included in fixed assets is equipment under capital lease with a cost of
      $13,061. Accumulated depreciation on such equipment was $13,061, $11,102 and $8,489 at December 31, 2004, 2003 and 2002, respectively.

4.    STOCKHOLDERS' EQUITY

      COMMON STOCK - On March 26, 2004, in accordance with the consent of the
      Company's stockholders, the Company effected a 71.3064 for 1 stock split in the form of a stock dividend of 70.3064 shares for stockholders of record on that date. In addition each outstanding share of Series A preferred stock was converted into 473.33 shares of Common stock and each outstanding share of Series B preferred stock was converted into 586.7233 shares of common stock. All shares of Series A and Series B preferred stock, and accrued dividends thereon, were cancelled upon exchange for
      Common shares. Concurrent with the stock dividend and conversion of Series
      A and Series B preferred stock the par value of the Company's common stock was changed from $.01 to $.00001.

                                      F-12

4.    STOCKHOLDERS' EQUITY (CONTINUED)

      CONVERTIBLE PREFERRED STOCK - On March 26, 2004 all outstanding shares of
      Series A and Series B preferred stock were converted into Common stock as described above. During 2000, the Company issued 2,783 shares of Series A
      Convertible Preferred Stock ("Series A") at a price of $1,206.27 per share for total proceeds of $3,357,049, less issuance costs of $59,160, comprised of cash $841,791, forgiveness of accounts payable, accrued liabilities and notes payable totaling $2,241,258 and a note receivable of
      $274,000. Of these shares, 504 were issued for cash of $590,250 and forgiveness of $17,710 of accounts payable from a private investor; 1,741 shares were issued in exchange for forgiveness of $2,097,548 of notes payable and accrued interest; 331 shares were issued to a stockholder of the Company for $250,000 in cash, $100,000 of notes receivable and forgiveness of $50,000 of accrued consulting expense; and the remaining
      207 shares were issued to the officers of the Company for $174,000 of notes receivable and forgiveness of $76,000 of accrued compensation.

      The shares issued in exchange for notes receivable have been accounted for in accordance with EITF No. 95-16, "Accounting for Stock Compensation
      Agreements with Employer Loan Features under APB Opinion No. 25," which states that the measurement date of the related shares is not known until the notes are settled because of the option to prepay the notes prior to their terms. As such, the change in fair market value of the shares is recorded in the statement of operations each period. The fair market value of the Series A was $1,500 and $1,206 at December 31, 2001 and 2000,
      respectively. Non-cash compensation expense of $67,905 was recorded in the statement of operations for the year ended December 31, 2001 and cumulative since inception (June 21, 1996), respectively, relating to the increase in the stock's value.

      During the year ended December 31, 2003 the Company forgave the portion of the noted receivable, which remained unpaid in the amount of $160,000.

      During 2001, the Company issued 578 shares of Series B Convertible
      Preferred Stock ("Series B") at a price of $1,500 per share for total cash proceeds of $867,000 less issuance costs of $26,681. All rights and privileges of the Series B are pari passu with those of Series A. At
      December 31, 2000, the Company had received a deposit of $197,161 for 134 of these shares, which was recorded as a liability, net of $2,839 of legal expenses.

      During 2002 the Company issued 1,598 shares of Series B at a price of
      $1,500 for total proceeds of $2,397,000 less issuance costs of $3,016. Of these shares, 264 were issued for cash of $396,000 and 1,334 were issued in exchange for cancellation of the collaboration agreement with Phytera.

      During 2003 the Company issued 25 shares of Series B at a price of $1,500 for total cash proceeds of $37,500. At December 31, 2003 the Company had received a deposit of $1,142 toward the future purchase of Series B stock.

      The rights and privileges of the Series A and Series B preferred stock are listed below:

      CONVERSION - The preferred stock was convertible into common stock at the rate of one share of common stock for each share of preferred stock, adjustable for certain dilutive events. Conversion was at the option of the preferred stockholder but was mandatory upon the closing of an IPO of the Company's common stock at a per-share price of at least $5.00, with gross proceeds to the Company of at least $30,000,000.

                                      F-13

4.    STOCKHOLDERS' EQUITY (CONTINUED)

      VOTING RIGHTS - The holders of preferred stock were entitled to vote on all matters and were entitled to the number of votes equal to the number of shares of common stock into which the preferred stock is convertible.

      DIVIDENDS - The holders of preferred stock were entitled to receive cash dividends at an annual rate of $96.50 and $120 for Series A and Series B, respectively. Dividends were cumulative from the date of issuance and payable on the earliest of liquidation, redemption, or declaration by the
      Board of Directors. The preferred shareholders were entitled to receive, prior to any dividend or other distribution to holders of common stock, dividends declared, plus all accrued and unpaid dividends.

      LIQUIDATION PREFERENCE - The holders of the preferred stock had preference in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company. The holders of Series A were entitled to a preference of $1,206.27 per share plus any accrued but unpaid dividends.
      The holders of Series B were entitled to a preference of $1,500 per share plus any accrued but unpaid dividends.

      REDEMPTION - Preferred stock was to be redeemable at the option of the holder at any time on or after August 4, 2006. The redemption price per share was to be equal to $1,206.27 for Series A and $1,500 for Series B, plus all accrued and unpaid dividends.

      ACCRETION - The Series A accumulated accretion totaled $1,010,416 and the
      Series B accumulated accretion totaled $483,369 prior to conversion into
      Common stock on March 26, 2004. Accretion was provided for accrued dividends and issuance costs.

      During 2004 the Company issued stock options to directors and consultants outside of any formalized plan. These options, of which none had been exercised at December 31, 2004, are exercisable within a ten-year period from the date of the grant, and vest at various intervals with all options being fully vested within three years of the grant date. The options are not transferable except by will or domestic relations order. The option price per share is not less than the fair market value of the shares on the date of the grant. These options all have an exercise price of $.01 and the weighted average remaining contractual life of these options is
      9.75 years at December 31, 2004.

      Stock option activity for officers, directors and consultants outside of any formalized plan for the three-year period ended December 31, 2004 is as follows:

                                               WEIGHTED-  WEIGHTED-
                                    NUMBER      AVERAGE   AVERAGE
                                      OF       EXERCISE    FAIR
                                    OPTIONS      PRICE     VALUE

Balance, January 1, 2004                 --      $ --
  Options granted                   1,286,000     0.01     $0.003
  Options forfeited                  (407,222)    0.01
                                   ----------    -----
Balance December 31, 2004             878,778    $0.01
                                   ==========    =====

Exercisable at December 31, 2004      399,333    $0.01
                                   ==========    =====

      Total non-cash compensation expense related to the above-mentioned option grants was $323, for the year ended December31, 2004. Options granted to consultants outside of any formalized plan, which are fully vested and exercisable, total 83,778 at December 31, 2004.

                                      F-14

4.    STOCKHOLDERS' EQUITY (CONTINUED)

      Stock Option Plan - The Company's incentive stock option plan (the
      "Plan"), established in August 2000, provides for grants of options to purchase up to 73,873 post split shares of common stock. Grants may be in the form of incentive stock options or nonqualified options. The Board of
      Directors determines exercise prices and vesting periods on the date of grant. Options generally vest annually over three years and expire on the tenth anniversary of the grant date. No options were exercised or cancelled during 2004, 2003 or 2002.

      Stock option activity for the 2000 Stock Option Plan for the three-year period ended December 31, 2004 is as follows:


                                                                     WEIGHTED-        WEIGHTED-        WEIGHTED
                                            NUMBER      EXERCISE      AVERAGE          AVERAGE         AVERAGE
                                              OF         PRICES       EXERCISE           FAIR         REMAINING
                                            OPTIONS      RANGE         PRICE             VALUE           LIFE

Balance, January 1, 2002                      3,993                     $ 5.11
  Options granted                            22,818                       7.01          $ 0.82
                                           --------                     ------
Balance December 31, 2002                    26,811   $1.70 - $7.01       6.81
  Options granted                             2,781     $0.70             7.01          $ 0.50
  Options granted                            44,281      $7.01            0.70          $ 0.25
                                           --------                     -----
Balance December 31, 2003                    73,873    $.70 - $7.01      3.16
                                           ========                     =====
Balance December 31, 2004                    73,873    $.70 - $7.01     $ 3.16                        8 Years
                                           ========                     ======

Exercisable at December 31, 2004             34,900                     $ 4.13
                                           ========                     ======
Exercisable at December 31, 2003             10,261                     $ 6.52
                                           ========                     ======
Exercisable at December 31, 2002              1,806                     $ 4.21
                                           ========                     ======


      Included in options granted for the years ended December 31, 2003 and 2002 are options granted to consultants to purchase 47,062 and 22,818 shares, respectively, of the Company's common stock. The options provide for 33.3%
      vesting each year. The related compensation expense is estimated based on fair value pursuant to SFAS No. 123 and EITF 96-18 until the final measurement date, which is the earlier of performance completion or vesting. Accordingly, the total amount of compensation expense to be recognized for stock options granted to consultants will increase or decrease over the vesting/performance period based on changes in the fair value of such stock options. The fair value of such option grants was $.25
      - $.50 per common share during 2003 and $.77 - $.91 per common share during 2002.

      Total non-cash compensation expense related to the above-mentioned option grants, as well as options granted to an employee in 2000 at less than fair market value, was $7,545, $7,805 and 5,116 for the years ended
      December31, 2004, 2003 and 2002, respectively. Options granted to consultants from the 2000 plan, which are fully vested and exercisable, total 20,755 at December 31, 2004.

                                      F-15

4.    STOCKHOLDERS' EQUITY (CONTINUED)

      The fair value of the options on their grant date was measured using the
      Black-Scholes option-pricing model. The key assumptions used to apply this option pricing model were a risk-free interest rate of approximately 3.95%
      and 4.81% for 2004, 3.92% and 4.4% for 2003 and $4.52% and 4.83% for 2002,
      a 10-year expected life of option grants, a 0% expected dividend payment rate, and 0% assumed volatility. The option-pricing model used was designed to value readily tradable stock options with relatively short lives. However, management believes that the assumptions used to value the options and the model applied yield a reasonable estimate of the fair value of the grants made under the circumstances.

      RESERVED SHARES - At December 31, 2004, 73,873 shares of common stock were reserved for issuance upon exercise of options granted under the 2000 plan and 1,500,000 shares of common stock were reserved for issuance upon exercise of options granted outside of any formal plan.

5.    INCOME TAXES

      The Company's deferred tax assets consisted of the following at December
      31:


                                              2004               2003              2002

Net operating loss carryforwards          $ 2,068,000        $ 2,051,000       $ 1,874,000
Depreciation and amortization                   8,000              8,000             5,000
License fee                                    99,000             99,000            99,000
Accrued compensation                          360,000            179,000           191,000
Accrued interest                              320,000            112,000            52,000
Tax credits                                   380,000            269,000           256,000
Capital loss carryforward                     380,000            380,000           380,000
                                          -----------        -----------       -----------

Gross deferred tax asset                    3,615,000          3,098,000         2,857,000
Valuation allowance                        (3,615,000)        (3,098,000)       (2,857,000)
                                          -----------        -----------       -----------

Net deferred tax asset                            $ -                $ -               $ -
                                                  ====               ====              ===


      Because of the Company's limited operating history, management has provided a 100% reserve against the Company's net deferred tax assets for all periods. Management provided a valuation allowance because it determined that it was more likely than not that the net operating loss carryforwards would not be utilized in the future. The valuation allowance amounted to $2,509,000 at December 31, 2001. As of December 31, 2004, the
      Company had net operating loss carryforwards of approximately $5,380,000, which begin to expire in 2011 for federal purposes. The Company's research and development credits are available to offset future federal income tax, subject to limitations for alternative minimum tax. The research and development credit carryforwards begin to expire in 2011.

      The deferred tax asset for license fee relates to the portion of the license fees received in prior years subject to tax for income tax purposes but deferred for financial statement purposes. The capital loss carryforward relates to the loss recorded in the current and prior years for the Company's investment in Phytera.

      Under the provisions of the Internal Revenue Code, certain substantial changes in the Company's ownership may have limited, or may limit in the future, the amount of net operating loss carryforwards which could be utilized annually to offset future taxable income and income tax liabilities. The amount of any limitation is determined based on the
      Company's value and long-term tax-exempt rate on the date of an ownership change.
                                      F-16

6.    NOTES PAYABLE TO STOCKHOLDERS

      Since 1996, the Company has relied on private investors to fund its operations. Periodically, these investors have advanced monies to the
      Company in return for notes payable.

      The Company had unsecured demand notes of $817,931, $798,931 and $948,931 at December 31, 2004, 2003 and 2002, respectively. These notes bear interest at 6%. At December 31, 2004, 2003 and 2002, these notes included
      $521,931 of converted accrued compensation owed to officers and $100,000 of converted accrued consulting expense owed to a stockholder of the
      Company.

      The Company had a secured note of $100,000 at December 31, 2004. This note bears interest at 6% and is repayable upon the successful completion of a proposed "recapitalization" which raises at least $3 million.

      On May 25, 2004 the Company obtained a bridge loan in the amount of
      $100,000 from a stockholder. This loan bears interest at 15% and becomes due and payable on May 25, 2005.

      On November 25 2003 the Company obtained $1,000,000, from certain stockholders, in new secured debt financing through the issuance of
      "bridge loans," bearing interest at 15% and maturing on May 25, 2005. The
      Company received cash proceeds of $900,000 and converted an existing
      $100,000 secured demand note payable as a result of issuing this new debt.
      The principal amount of the notes may be converted to common stock at
      $1.00 per share, at the note holder's option. If the market value of the stock falls below $2.00 per share the conversion price is adjusted downward to a price equal to one half of the market value of the stock, with a minimum conversion price of $.38 per common share.

7.    COMMITMENTS

      LEASE COMMITMENT - In November 2003 the Company moved its office and began renting its new office space under sublease agreement with a third party.
      As of December 31, 2004 the Company is a tenant-at-will under this agreement. Monthly rent under this agreement is $3,000. Prior to moving in
      2003 and for all of 2002, the Company leased its office space under a sublease agreement, as the lessee, with a related party. An officer of
      Novelos owns common shares in, and is a member of the Board of Directors of, the lessor. Rent expense was $36,100, $100,292, $114,370 and $536,254 in 2004, 2003, 2002 and cumulative since inception (June 21, 1996), respectively. As of December 31, 2004, 2003 and 2002, amounts payable to this related party totaled $76,272, $76,272 and $63,203, respectively.

      During 1999, the Company also entered into a capital lease agreement for office equipment. The lease calls for payments through July 2005, including interest. Future minimum lease obligations at December 31, 2004 are as follows:

                                                                CAPITAL
                                                                 LEASE

2005                                                            $1,924
Less amounts representing interest                                  84
                                                                ------
Present value of lease obligation                                1,840

Less current portion                                             1,840
                                                                ------
Long-term portion                                               $    -
                                                                ======

                                      F-17

8.    RELATED-PARTY TRANSACTIONS AND COMMITMENTS

      During 2001, the Company entered into a non-cancelable agreement with a related party in which the related party will perform research and development activities for the Company, beginning February 2002, in exchange for fixed payments of $59,950 in 2002 and $5,450 in 2003. The agreement terminated in February 2003.

      The Company has engaged a stockholder of the Company to perform research and development. During 2004, 2003, 2002 and cumulative since inception
      (June 21, 1996), expenses were incurred in the amounts of $39,340, $9,244,
      126,677 and $1,998,227, respectively. As of December 31, 2004, 2003 and
      2002, $1,185,321, 1,185,321 and $1,176,077, respectively, were payable to the stockholder and are included in accounts payable.

      The Company has engaged another stockholder of the Company to perform consulting services. During 2002 and cumulative since inception (June 21,
      1996), expenses were incurred in the amounts of $3,998 and $95,095, respectively. As of December 31, 2004 no amounts were payable to the stockholder.

      The Company is obligated to ZAO Bam, a related party, under a royalty and technology transfer agreement. The Company is required to make royalty payments of 1.2% of net sales of ZAO BAM patented products, which have been assigned to the Company by ZAO Bam, and $2 million payments for any new drugs approved and assigned to the Company by ZAO Bam. These new drug payments are due eighteen months following FDA approval of such drug.

      The Company has also agreed to pay ZAO BAM 12% of all license revenues received in excess all NOVELOS' expenditures associated therewith, including but not limited to preclinical and clinical studies, testing,
      FDA and other regulatory agency submission and approval costs, general and administrative costs, and patent expenses, provided however that such payment be no less than 3% of license revenue received by Novelos no matter how high the expenses associated therewith.

      The Company is also obligated to pay another related party an amount not to exceed $20 million, limited to 10% of the Company's earnings before interest and taxes (the "EBIT payment"); these obligations resulted from the assignment of the exclusive intellectual property and marketing rights to a drug development platform technology, worldwide, excluding Russia and the Commonwealth of Independent States. The royalty and EBIT payments will be recorded as royalty expense when incurred. The payment for any new technologies will be accounted for as purchased technology and either capitalized or expensed at the time of payment, depending on the stage of completion of the related products.

9.    SUBSEQUENT EVENTS

      During January 2005 the Company received $400,000 from a stockholder in exchange for a secured note payable to this stockholder. The note bears interest at 6% and is repayable upon the successful completion of a proposed "recapitalization" which raises at least $3 million. This loan is in addition to a secured loan of $100,000 received from this stockholder in December 2004 (Note 6). In exchange for these loans and this stockholder's commitment to provide additional financing of up to $500,000 through August of 2005, this stockholder is to receive approximately 10 million shares of the Company's common stock representing ownership of fifty percent of the post recapitalization outstanding stock of the
      Company.

                                   * * * * * *

                                      F-18